Exhibit 10.1

DEVELOPMENT AGREEMENT

In this Agreement AOB BIOTECH INC. ("Developer"), a California registered company, doing business at 301 North Lake Ave., Pasadena and SuperMax USA, INC. ("Contractor"),
located at Japan, agrees that on August,2005.

AOB BIOTECH INC. is to develop five formulas for SuperMax USA, INC. described herein under the following terms and conditions:

1. Background

SUPERMAX USA, INC. desires to develop supplement formulas for Prostate Care, Diabetes Supplements, Child Supplements, Joint Care, and Men’s Formula. AOB BIOTECH
INC. possesses technology and expertise relating to Prostate Care, Diabetes Supplements, Child Supplements, Joint Care, and Men’s Formula. In light of these facts, AOB BIOTECH
INC. and SUPERMAX USA, INC. entered into a preliminary Development Agreement on (August, 2005) in order that AOB BIOTECH INC. develops five supplement formulas for
SUPERMAX USA, INC.

2. Definitions

a)  Field: shall mean human health products.

b)	Products: shall mean all five formulas of which AOB BIOTECH INC. produces for SUPERMAX USA, INC.

3. Compensation

a)	SuperMax USA Inc. will pay AOB BIOTECH INC. $500,000.00 for the five formulas given to SUPERMAX USA, INC.

4. Proprietary Rights

a)
SUPERMAX USA, INC. will retain title to and ownership of all technology (including, without limitation, all patents, inventions, and data relating thereto) relating to formulas developed by AOB BIOTECH INC. as a result of the Development Program or otherwise.

AOB BIOTECH INC. shall grant to SUPERMAX USA, INC. five formulas to supplements which AOB BIOTECH INC. will not sell to any other third party. SUPERMAX USA, INC.
will be given the five formulas.

5. Confidentiality and Disclosure

a)
Each party agrees to keep confidential and to not use for any purpose other than as set forth herein all technical information and materials supplied by the other hereunder and any information a party may acquire about the other or its activities as a result of entering into this Agreement, provided that such obligation shall not apply to technical information or material which: (i) was in the receiving party's possession without restriction prior to receipt from the other party or its Affiliates; (ii) was in the public domain at the time of receipt; (iii) becomes part of the public domain through no fault of the receiving party; (iv) shall be lawfully received from a third party with a right of further disclosure; (v) shall be required to be disclosed by law, by regulation or by the rules of any securities exchange.

6. Disclaimer of Warranty

a)
AOB BIOTECH INC. makes no representations or warranties, express or implied, other than those specified in this agreement, with respect to any services, technology, products or materials supplied to SUPERMAX USA, INC. hereunder, including without limitation any warranties of merchantability or fitness for a particular purpose.

7. Government Approvals

a)
SUPERMAX USA, INC. shall be responsible for conducting all necessary testing as well as determining what, if any, government approvals are required for the use and sale of Products developed hereunder and shall comply with all such requirements prior to and following the sale or distribution of such Products.

8. Waiver

a)
Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any further breach of the same or other provisions of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

9. Notices

Any legal notice required or permitted hereunder shall be considered properly given if in writing and sent by first class mail, certified mail or by email to the party being notified at their address.

Such notice shall be effective upon receipt or upon refusal to accept such notice. In any case, notice shall be presumed effective no later than five (5) days after such notice is sent.

Neither party shall originate any publicity, news release or public announcement, written or oral, relating to this Agreement, including its existence, without the written approval of the other party.

10. Entire Understanding

This Agreement may be executed by the parties hereto in counterparts, each of which when so executed and delivered shall be considered to be an original, but all such counterparts shall together constitute but one and the same instrument. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all previous agreements related thereto, provided, however, that no variation or modification of this Agreement or any of the terms hereof shall be valid unless in writing and signed by the parties hereto.

WITNESS the signature of both parties by their duly authorized officers:

AOB BIOTECH INC.

/s/ Nelson Liao

Nelson Liao
Chief Executive Officer

SuperMax USA, Inc.

/s/ Hideki Shibata

Hideki Shibata
President